                                                             EXHIBIT (a)(5)(iii)

                           OFFER TO PURCHASE FOR CASH
                                       BY
                         CREDIT ACCEPTANCE CORPORATION
                                       OF
                   UP TO 2,600,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT GREATER THAN $17.00
                         NOR LESS THAN $12.50 PER SHARE

 THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
    TIME, ON TUESDAY, JANUARY 6, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

                                                               November 26, 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 26, 2003, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Credit Acceptance Corporation, a Michigan corporation ("CAC"), to purchase up to 2,600,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $17.00 nor less than $12.50 per share, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer.

     CAC will, upon the terms and subject to the conditions of the Offer, determine a single per share price, not greater than $17.00 nor less than $12.50 per share, that it will pay for shares properly tendered and not properly withdrawn under the Offer, taking into account the number of shares so tendered and the prices specified by tendering shareholders. CAC will select the lowest purchase price that will allow it to purchase 2,600,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at a price not greater than $17.00 nor less than $12.50 per share, under the Offer. All shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer including the odd lot, proration and conditional tender provisions. CAC will return promptly after the expiration date all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration or conditional tenders. CAC reserves the right, in its sole discretion, to purchase more than 2,600,000 shares under the tender offer in accordance with applicable law. See Section 1 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 2,600,000 shares (or such greater number of shares as CAC may elect to purchase pursuant to the tender offer), CAC will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by CAC all shares so tendered.

     On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 2,600,000 shares (or any such greater number of shares as CAC may elect to purchase) are properly tendered at or below the purchase price selected by CAC, then CAC will buy shares first from all shareholders who own beneficially or of record, an aggregate of fewer than 100 shares who properly tender all their shares at or below the purchase price selected by CAC and do not withdraw them before the expiration date. Second, after the purchase of all of the shares tendered by odd lot holders, subject to the conditional tender provisions in Section 6 of the Offer to Purchase, CAC will purchase all other shares properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date, on a pro rata basis, and third, only if necessary to permit CAC to purchase 2,600,000 shares (or such greater number of shares as CAC may elect to purchase), CAC will purchase shares conditionally tendered (for which the condition was not initially satisfied) at or below the purchase price, by random lot, to the extent feasible.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account, and if you wish us to tender, the price(s), if any, at which you wish to do so, on the terms and subject to the conditions of the tender offer.

     We call your attention to the following:

          1. You may tender your shares at prices not greater than $17.00 nor less than $12.50 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The Offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          4. The Offer and withdrawal rights with respect to the Offer will expire at 5:00 p.m., New York City time, on Tuesday, January 6, 2004, unless CAC extends the Offer.

          5. The Offer is for 2,600,000 shares, constituting approximately 6.2% of the shares outstanding as of November 25, 2003.

          6. Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company of New York, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to CAC, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on CAC's purchase of shares under the tender offer.

          7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned "Odd Lots" in the attached Instruction Form, CAC, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          8. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          9. If you wish to condition your tender upon the purchase of all shares tendered or upon CAC's purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. If because of proration, the minimum number of shares designated will not be purchased, CAC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

          10. CAC's board of directors has approved the Offer. However, neither CAC nor any member of its board of directors, nor the Information Agent (as defined in the Offer to Purchase) makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares.

     Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, shareholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including CAC's reasons for making the tender offer. See Section 2 of the Offer to Purchase. Shareholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

          11. CAC's directors and executive officers have advised CAC that they do not intend to tender any shares in the Offer. See Section 11 of the Offer to Purchase.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JANUARY 6, 2004, UNLESS CAC EXTENDS THE OFFER. TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                                       BY
                         CREDIT ACCEPTANCE CORPORATION
                                       OF
                   UP TO 2,600,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT GREATER THAN $17.00
                         NOR LESS THAN $12.50 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 26, 2003, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Credit Acceptance Corporation, a Michigan corporation ("CAC"), to purchase up to 2,600,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $17.00 nor less than $12.50 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to CAC the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

     AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED: ________________________ SHARES. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

               PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

                                     BOX A
               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

       By checking one of the boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by CAC for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate instruction letter for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

       PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK THE APPROPRIATE BOX TO INDICATE THE TENDER PRICE, NOT TO BE LESS THAN $12.50 AND NOT TO EXCEED $17.00).

[ ] $12.50      [ ] $13.50      [ ] $14.50      [ ] $15.50      [ ] $16.50

[ ] $13.00      [ ] $14.00      [ ] $15.00      [ ] $16.00      [ ] $17.00

       Check the appropriate box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

                                     BOX B
           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

  [ ] I want to maximize the chance of having CAC purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, I hereby tender shares at, and am willing to accept, the purchase price determined by CAC in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $12.50.

     YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED.

                                    ODD LOTS
                (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on November 25, 2003, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares.

     The undersigned either (CHECK ONE BOX):

     [ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

     [ ] at the price per share indicated in Box A above under "Shares Tendered at Price Determined by Shareholder;" or

     [ ] at the purchase price, as the same shall be determined by CAC in accordance with the terms of the tender offer (persons checking this box should check Box B above).

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

     A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Sections 6 thereof. Any shareholder desiring to make a conditional tender must so indicate in the box captioned "Conditional Tender" below. Unless the minimum number of shares indicated below is purchased by CAC in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the responsibility of the shareholder to calculate the minimum number of shares that must be purchased if any are purchased, and CAC urges shareholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

     [ ] Minimum number of shares that must be purchased, if any are purchased:
         ______________ shares.

     If, because of proration, the minimum number of shares designated will not be purchased, CAC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

[ ]  The tendered shares represent all shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

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SIGN HERE

Account Number(s):
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Signature(s):
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Name(s):
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                                 (PLEASE PRINT)

Address(es):
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                              (INCLUDING ZIP CODE)

Area Code/Phone Number(s): (____)
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Taxpayer Identification or Social Security Number(s):
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Dated:
------------------, 2003

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